

Two Harbors Investment Corp.

December 2009

Interim Investment Update

Safe Harbor Statement

Forward-Looking Statements

This presentation may include "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, investors should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "assume," "target," "range," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Factors that may cause such differences include, among other things, Two Harbors' ability to acquire target assets and to achieve its plans and expectations regarding its investment program, Two Harbors' ability to estimate and achieve expected yields from its assets, Two Harbors' ability to realize attractive overall returns from its investments, and Two Harbors' ability to manage and mitigate risks associated with its investment portfolio.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. Two Harbors cautions investors not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information is contained in Two Harbors' filings with the Securities and Exchange Commission ("SEC"). You may obtain these reports from the SEC's website at www.sec.gov.

All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Executive Summary

- Two Harbors Investment Corp. (NYSE Amex: TWO; TWO.WS) completed its merger transaction with Capitol Acquisition Corp. on October 28, 2009.
  - Two Harbors commenced operations as a REIT investing in residential mortgage-backed securities on October 29, 2009.
  - The transaction generated approximately $124 million in cash for investments.
- As of December 8, 2009, the Company has deployed approximately 95% of its capital available for investment. The initial portfolio includes approximately $488 million of Agency and non-Agency bonds.
- Two Harbors' objective is to achieve attractive risk-adjusted returns primarily through dividends and secondarily through capital appreciation.

Investment Portfolio Summary

December 8, 2009

Aggregate Capital for Investment ($M) $124

Asset	Target Allocation (%)	Target Investment[1] ($M)	Assumed Haircut (%)	Total Target Assets[1] ($M)	Total Assets Purchased ($M)	Invested (%)
Agency	30 - 35%	$40	10%	$400	$410	100%
Non-Agency Senior	25 - 30%	$34	50%	$68	$37	54%
Non-Agency Mezzanine	15 - 25%	$25	100%	$25	$25	100%
Interest Only Bonds	10 - 20%	$19	100%	$19	$16	86%
Cash[2]	0 - 10%	$6	100%	-	-	-
	100%	$124		$512	$488	95%

TWO HARBORS

(1) Portfolio assumes mid-point of the range for each asset class.
(2) Cash target represents current working capital for excess liquidity requirements and Two Harbors operating activities. Current cash allocation depicted is not necessarily reflective of future cash balances to be held by the Company when fully invested. Cash is anticipated to yield approximately 0.00% to 0.25%.
(3) All figures as of December 8, 2009.

Investment Portfolio Composition

December 8, 2009

Portfolio

Agency Bonds	Amount ($M)	Weighted Average Coupon (%)	Weighted Average Price ($)	Estimated Yield Range[1] (%)
Fixed Rate Bonds	$99	5.23%	$104.6	4.00-4.30%
Hybrid ARMs	$311	4.38%	$104.9	2.25-2.50%
Total Agency	$410	-	-	2.60-3.00%

Non-Agency Bonds	Amount ($M)	Weighted Average Coupon (%)	Weighted Average Price ($)	Estimated Yield Range[1] (%)
Senior Bonds	$37	2.86%	$55.3	8-12%
Mezzanine Bonds	$25	2.55%	$38.9	12-20%
Total Non-Agency	$62	-	-	10-15%

Interest Only Bonds	Amount ($M)	Weighted Average Coupon (%)	Weighted Average Price ($)	Estimated Yield Range[1] (%)
Interest Only Bonds	$16	-	-	10-15%

TWO HARBORS

(1) Actual realized yields will depend on a number of factors that cannot be predicted with certainty, including realized prepayment speeds for Agency bonds. In addition to prepayment speeds, actual yields will depend on the timing and extent of loan defaults and recoveries for Non-Agency bonds. Estimated yields do not include any costs of operating or managing Two Harbors and are not an indication of estimated earnings.

(2) All figures as of December 8, 2009.

Agency Bond Profile



Agency Bond Profile
Other
17%
Prepay Lock-out / Penalty-based
27%
Pre-2002 Vintages
15%
41%
2002-2005 Vintages
Explicit Prepayment Protection
Seasoned Bonds
Other

- Bonds with explicit prepayment protection or seasoned bonds represent approximately 83% of portfolio.
- We believe seasoned bonds reflect refinancing burnout and subsequently less prepayment risk.
- Average reset is 21 months for Hybrid ARMs.
- Total IO exposure of ~$35M[1]

Agency Pools: Premium over Par	$19M
IO Bonds	$16M

(1) Does not include premium over par on bonds with explicit prepayment protection.
(2) All figures as of December 8, 2009.

Non-Agency Profile


Non-Agency Bond Profile
Sub-Prime
5%
Prime
20%
Option ARM
23%
52%
Alt-A
Prime
Alt-A
Option ARM
Sub-Prime

- 67% of non-Agency bonds have floating rate coupons which should realize benefits in the event of rising interest rates.
- Prepayment Upside - Total Discount to Par: ~$67M

Senior Bonds	$28M
Mezzanine Bonds	$39M

- Portfolio by Seasoning

	Senior	Mezz	Total
Pre-2002	2%	0%	2%
2002-2005	17%	30%	47%
Post-2005	43%	8%	51%

(1) All figures as of December 8, 2009.

Financing, Duration and Leverage Profile

Financing

Repurchase Agreements[1]	Amount ($M)	Weighted Average Rate (%)
Within 30 days	$65	0.28%
30 – 90 days	$113	0.27%
90+ days	$205	0.40%
Total[3]	$383	0.34%

Duration

Duration Analysis	Target	Current
	+/- 0.50 yr	0.24 yr

Leverage

Leverage	Amount ($M)
Debt[2]	$383
Equity	$124
Debt-to-Equity	3.1x

(1) As of December 8, 2009.
(2) Projected debt upon full settlement of open trade positions.
(3) Based on quotes from Two Harbors' repo counterparties as of December 8, 2009, current market repo rates are approximately 0.25% to 0.50% for Agency pools. For non-Agency bonds, current market repo rates are approximately 1.50% to 2.50%.

TWO HARBORS

Contact Information

For further information, please contact:

Anh Huynh
Investor Relations
Two Harbors Investment Corp.
612.238.3348
Anh.Huynh@twoharborsinvestment.com